Exhibit 10.2

FIRST AMENDMENT TO

ZYMOGENETICS

DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES

This Amendment is made to the ZymoGenetics Deferred Compensation Plan for Key Employees (the “Plan”) which was originally effective November 1, 1992 and most recently amended and restated effective November 1, 1997. The following amendments are effective as of January 1, 2003. All terms defined in the Plan shall have the same meaning when used herein. All provisions of the Plan not amended by this Amendment shall remain in full force and effect.

1. The first sentence of Article III(2)(a) is amended to read as follows:

An eligible employee will become a Participant upon executing and returning to the Administrator a Participation Agreement pursuant to which he authorizes the Company to withhold from his salary and/or bonus and elects the date upon which he will receive or begin to receive a distribution of the amounts deducted and withheld pursuant to that Participation Agreement, as provided below.

2. Article III(2)(a)(2) is amended to read as follows:

(2) Investment Election. A Participant’s Account Balance will be adjusted for earnings, gains and losses as if it were invested in the deemed investment option(s) selected by the Participant. A Participant shall select the deemed investment option(s) to be used for such purpose when he first becomes a Participant. Thereafter, a Participant may change the deemed investment options to be used with respect to his current Account Balance and/or with respect to future allocations to his Account Balance by submitting a new election form to the Administrator in accordance with, and subject to, such rules as the Administrator may establish. Such new election will be effective as of the first day of the first calendar quarter commencing after it is received by the Administrator, and shall continue in effect thereafter until changed in accordance with this paragraph. To the extent a Participant fails to select a deemed investment option for any portion of his Account Balance or future allocations thereto, the Participant will be deemed to have selected the deemed investment option designated by the Administrator as the default option. In no event will a Participant’s selection of a deemed investment option require, or be construed as requiring, the Administrator, the Company or the trustee to invest any of the Company’s or Trust’s assets in such investment option or in any other particular investment.

3. The last two sentences of Article III(2)(d) are amended to read as follows:

For periods after 1997, Special Allocations made to a Participant shall be subject to the Investment Election for future allocations to the Participant’s Account Balance in effect at the time the Special Allocation is made. If no such Election is in effect, then the Administrator may permit the Participant to make an Investment Election as described in Article III(2)(a)(2), and such Election shall be effective, even if it is not the first day of a calendar quarter.

4. Article III(2)(e) is amended to read as follows:

(e) Termination of Employment. Upon termination of employment with the Company, a Participant will no longer be entitled to participate in the Plan, but will continue to be entitled to select, pursuant to Article III(2)(a)(2), the deemed investment options used to adjust his Account Balance for earnings, gains and losses.

5. Article IV(1) is by adding the following new sentences at the end thereof:

The deemed investment options are to be used for earnings, gains and loss measurement purposes only. The use of a particular deemed investment option, whether or not pursuant to a Participant’s selection of such option, and the crediting or debiting of amounts to a Participant’s Account Balance based on the performance of such option, shall not be considered or construed as an actual investment by, or on behalf of, such Participant in any investment option or other investment. No Participant or Beneficiary shall have any preferred claim to the amounts credited to a Participant’s Account Balance or to any assets of the Company or the Trust on account of a Participant’s participation in the Plan prior to the time such amounts are actually paid to the Participant or Beneficiary, and then only to the extent of any such payment.

6. The second-to-last sentence of Article IV(2) is deleted in its entirety.

IN WITNESS WHEREOF, ZymoGenetics, Inc. has caused this Amendment to be executed on the date indicated below.

ZYMOGENETICS, INC.

Dated: May 2, 2008	By:	/s/ Bruce L.A. Carter
Bruce L.A. Carter
	Its:	Chairman and Chief Executive Officer